UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 1, 2011

Rambus Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1050 Enterprise Way, Suite 700, Sunnyvale, California 94089
(Address of principal executive offices, including ZIP code)

(408) 462-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2011, the Company issued a press release announcing that on December 1, 2011, Mark Horowitz, Ph.D., a member of the Board of Directors (the “Board”) of Rambus Inc. (the “Company”), notified the Board of his decision to resign from the Board for personal reasons, effective December 31, 2011.  Dr. Horowitz also announced that he is going to take a two-year leave of absence, beginning on December 31, 2011, from his position as Chief Scientist at the Company, also for personal reasons.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 — Other Events.

On December 1, 2011, the Board, pursuant to the provisions of the bylaws of the Company, resolved that the size of the Board of Directors shall be decreased from nine to eight directors upon the effectiveness of Dr. Horowitz’s resignation.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits.
99.1	Press release dated December 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2011	Rambus Inc.

/s/ Satish Rishi
Satish Rishi, Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press release dated December 7, 2011.